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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)




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
                                                                           Three-Months Ended    Six-Months Ended
                                                                               January 31,          January 31,
                                                                             1996      1995       1996      1995
                                                                           --------  --------   --------  -------
EARNINGS

          Net income . . . . . . . . . . . . . . . . . . . . . . . . .        $817     $480      $1,574     $997
                                                                             =====    =====       =====    =====
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SHARES

          Weighted average number of common shares outstanding . . . .       5,695    6,015       5,676    6,010

          Add: shares of common stock equivalents  . . . . . . . . . .         248       86         240       70
                                                                             -----    -----       -----    -----
          Weighted average number of common shares used in
            primary earnings per share calculation . . . . . . . . . .       5,943    6,101       5,916    6,080

          Add: incremental shares of common stock equivalents  . . . .           0       36          20       29
                                                                             -----    -----       -----    -----
          Weighted average number of common shares used in fully
            diluted earnings per share calculation . . . . . . . . . .       5,943    6,137       5,936    6,109
                                                                             =====    =====       =====    =====
 -----------------------------------------------------------------------------------------------------------------

PRIMARY EARNINGS PER SHARE

          Net income . . . . . . . . . . . . . . . . . . . . . . . . .       $0.14    $0.08       $0.27    $0.16
                                                                             =====    =====       =====    =====
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FULLY DILUTED EARINGS PER SHARE

          Net income . . . . . . . . . . . . . . . . . . . . . . . . .       $0.14    $0.08       $0.27    $0.16
                                                                             =====    =====       =====    =====
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